                                                                    EXHIBIT (99)
              FIRST UNION CORPORATION OF VIRGINIA AND SUBSIDIARIES
                        SUMMARIZED FINANCIAL INFORMATION
     In connection with the merger of Dominion Bankshares Corporation into First Union Corporation of Virginia ("FUNC-VA"), a wholly-owned subsidiary of First Union Corporation (the "Corporation"), on March 1, 1993, FUNC-VA assumed, and subsequently the Corporation guaranteed, FUNC-VA's publicly held 9 5/8% Subordinated Capital Notes Due 1999. Set forth below is summarized consolidated financial information for FUNC-VA and subsidiaries for the periods indicated. CONSOLIDATED STATEMENTS OF INCOME DATA

                                                                                              THREE MONTHS      NINE MONTHS
                                                                                                 ENDED             ENDED
                                                                                             SEPTEMBER 30,     SEPTEMBER 30,
(IN MILLIONS)                                                                                1996      1995    1996      1995
Net interest income.......................................................................   $175      136     480       396
Income before income taxes................................................................    127       83     351       211
Net income................................................................................   $ 82       54     224       136

CONSOLIDATED BALANCE SHEET DATA

                                                                                                             SEPTEMBER 30,
(IN MILLIONS)                                                                                               1996       1995
Assets..................................................................................................   $20,075    14,097
Securities available for sale...........................................................................     4,215     2,948
Investment securities...................................................................................       424       600
Loans, net of unearned income...........................................................................    10,989     8,260
Stockholder's equity....................................................................................   $ 1,876     1,167